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                                                                     EXHIBIT 24

                               POWER OF ATTORNEY

  The Undersigned, a Director of General Re Corporation, a Delaware Corporation (the "Corporation"), Hereby Designates each of Charles F. Barr and Robert D. Graham as his attorney in fact to execute on his behalf, as a Director of General Re, General Re's Annual Report on Form 10-K under the Securities Exchange Act of 1934, as amended.

                                          -------------------------------------
                                          Original powers of attorney in this
                                          form signed by each of the
                                          following:

                                          Lucy Wilson Benson
                                          Walter M. Cabot
                                          William C. Ferguson
                                          Donald J. Kirk
                                          Kay Koplovitz
                                          Andrew W. Mathieson
                                          Martin G. McGuinn
                                          David E. McKinney
                                          Stephen A. Ross
                                          Walter F. Williams

Dated as of February 11, 1998.